EXHIBIT 10.77
                   NON-PETITION AGREEMENT

          NON-PETITION AGREEMENT dated as of July 31, 1996,

among Panda Funding Corporation (the "Issuer"), Panda Interholding

Corporation, Panda Interfunding Corporation (the "Company"),

each a Delaware corporation, Panda (Cayman) Interfunding Company,

a Cayman Islands exempted company.


          WHEREAS, the Issuer will issue $105,525,000 principal

amount of 11-5/8% Pooled Project Bonds due 2012 (the "Bonds");

and


          WHEREAS, each of the parties hereto acknowledges

that it will realize substantial direct or indirect benefits from the issuance of the Bonds; and


         WHEREAS, the execution and delivery of this Agreement

by each of the parties hereto is required by (i) the Purchase

Agreement dated as of July 26, 1996 among the Company, the Issuer and Jefferies & Company, Inc. as a condition precedent to the effectiveness of the parties' obligations under said Purchase

Agreement, and (ii) Bankers Trust Company, as trustee (the "Trustee")

under the Trust Indenture dated as of July 31, 1996, as supplemented by the First Supplemental Indenture dated as of July 31, 1996 (the

"Indenture"), among the Issuer, the Trustee and the Company, as a condition to release of the proceeds of the Bonds;


          NOW, THEREFORE, for and in consideration of the

premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby covenant and agree for the

benefit of each other and the Trustee that, until one hundred twenty-four (124) days after the satisfaction and discharge of the Indenture, none of the parties hereto shall file, join in,

or otherwise cause the filing of, any bankruptcy, reorganization,

arrangement, insolvency, or liquidation proceeding or other

proceeding under any federal or state bankruptcy or similar laws against any of the other parties hereto.


          IN WITNESS WHEREOF, the undersigned have cause

this Non-Petition Agreement to be duly executed by their duly authorized officers, all as of the date first written above.


                         Panda Interfunding Corporation


                         By:
                         Name:  Robert W. Carter
                         Title: Chairman of the Board,
                                President and Chief
                                Executive Officer


                         Panda Interholding Corporation


                         By:
                         Name:  Robert W. Carter
                         Title: Chairman of the Board,
                                President and Chief
                                Executive Officer


                         Panda Funding Corporation


                         By:
                         Name:  Robert W. Carter
                         Title: Chairman of the Board,
                                President and Chief
                                Executive Officer


                         Panda (Cayman) Interfunding Company


                         By:
                         Name:  Robert W. Carter
                         Title: Chairman of the Board,
                                President and Chief Executive Officer